Exhibit 99.1

Atara Biotherapeutics Announces Fourth Quarter and Full Year 2022 Financial Results and Operational Progress

Ebvallo™ EU Launch Activities Led by Pierre Fabre to Commence in Q1 2023

Discussions with FDA Progressing on Potential U.S. BLA for Tab-cel®

ATA188 Phase 2 EMBOLD Study Primary Data Readout On-Track for October 2023

Cash Runway Extended into Q2 2024

THOUSAND OAKS, Calif.—February 8, 2022—Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the fourth quarter and full year 2022, recent business highlights and key upcoming catalysts for 2023.

“Following the landmark approval of EbvalloTM in Europe, we had productive discussions with the FDA about their requirements for a tab-cel BLA. We welcome the opportunity to further discuss the topic of comparability that may advance our progress towards a BLA submission,” said Pascal Touchon, President and Chief Executive Officer of Atara. "Meanwhile we are on track for the results of our Phase 2 EMBOLD study this October, a key catalyst that could progress ATA188 towards becoming the first ever targeted and transformative therapy in multiple sclerosis (MS) following the landmark scientific discovery of EBV as the leading trigger of MS.”

Tabelecleucel (tab-cel® or EbvalloTM) for Post-Transplant Lymphoproliferative Disease (PTLD)

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Atara recently held a productive meeting with FDA on clinical aspects for a potential biologics license application (BLA) submission for tab-cel
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Atara and the FDA are expected to hold another meeting to further discuss chemistry, manufacturing, and controls (CMC) matters relating to a potential BLA for tab-cel, including aspects related to comparability that may support pooling clinical data from different process versions
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Atara expects to provide a further update in Q2 2023
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In December 2022, Atara announced that the European Commission (EC) granted marketing authorization for the first-of-its-kind off-the-shelf allogeneic T-cell therapy, Ebvallo™ (tabelecleucel) as a monotherapy for the treatment of adult and pediatric patients two years of age and older with relapsed or refractory Epstein‑Barr virus positive post‑transplant lymphoproliferative disease (EBV+ PTLD) who have received at least one prior therapy
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In February 2023, Atara completed the transfer of the EC marketing authorization to Pierre Fabre, who is now leading all commercialization, distribution, medical, and regulatory activities in Europe, Middle East, Africa and other selected markets
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Pierre Fabre is planning to launch Ebvallo™ in the first European countries during Q1 2023
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Atara anticipates investigating label expansion opportunities with its ongoing Phase 2 multi-cohort study with initial data expected in 2023
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Atara is engaged in discussions with potential U.S. commercialization partners

ATA188 for Progressive Multiple Sclerosis (MS)

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Following target enrollment in the Phase 2 EMBOLD study, the primary analysis data read out is on track for October 2023

ATA3219: CD19 Program for B-Cell Malignancies

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IND for ATA3219 anticipated for Q2 2023
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ATA3219 is an allogeneic CD19-1XX CAR+ EBV T cell that incorporates multiple clinically-validated technologies designed for T-cell memory, robust expansion, and potent anti-tumor efficacy
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Currently, the majority of eligible patients are not receiving approved autologous CD19 CAR T treatment due to technical, operational and access challenges. Within the minority of diffuse large B-cell lymphoma (DLBCL) patients who do receive CAR T treatment, only 30-40% have durable response at 6 months, representing a significant opportunity for ATA3219 to potentially expand patient access and deliver durable, safe responses

Chief Financial Officer Transition

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Utpal Koppikar, who has served as the Company’s Chief Financial Officer since 2018, will depart Atara to pursue an external career opportunity effective March 31, 2023
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Effective April 1, 2023, Eric Hyllengren will assume the role of Senior Vice President, Chief Financial Officer. Mr. Hyllengren will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer
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Mr. Hyllengren joined Atara in 2018 as Vice President, Financial Planning and Analysis and added the role of Head of Investor Relations in April 2020. Previously, Mr. Hyllengren spent 15 years at Amgen Inc. in several finance roles with increasing responsibilities, including corporate finance and investor relations

Fourth Quarter and Full Year 2022 Financial Results

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Atara sold a portion of its right to receive royalties and certain milestones in Ebvallo under the Pierre Fabre Commercialization Agreement to HCR Molag Fund L.P (HCRx) for $31.0 million, which was received in December 2022. Total royalties and milestones payable to HCRx are capped between 185% and 250% of the $31.0 million, depending upon the timing of such payments to HCRx
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Cash, cash equivalents and short-term investments as of December 31, 2022 totaled $242.8 million, as compared to $371.1 million as of December 31, 2021
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Atara believes that its cash and investments as of December 31, 2022, together with the $40.0 million received in January 2023 for achievement of certain milestones under the Pierre Fabre Commercialization Agreement, will be sufficient to fund the Company’s planned operations into Q2 2024
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Atara reported net losses of $74.6 million, or $0.72 per share, and $228.3 million, or $2.24 per share, for the fourth quarter and fiscal year 2022, respectively, as compared to $93.3 million, or $0.96 per share, and $340.1 million, or $3.63 per share, for the same periods in 2021
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Total operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $12.6 million and $59.5 million for the fourth quarter and fiscal year 2022, respectively, as compared to $16.5 million and $63.0 million for the same periods in 2021
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Research and development expenses were $62.5 million and $272.5 million for the fourth quarter and fiscal year 2022, respectively, as compared to $79.1 million and $282.0 million for the same periods in 2021
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Research and development expenses include $7.0 million and $31.4 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2022, respectively, as compared to $8.4 million and $32.1 million for the same periods in 2021

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General and administrative expenses were $13.2 million and $71.6 million for the fourth quarter and fiscal year 2022, respectively, as compared to $21.8 million and $78.8 million for the same periods in 2021
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General and administrative expenses include $4.4 million and $22.5 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2022, respectively, as compared to $5.6 million and $21.8 million for the same periods in 2021

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. (@Atarabio) is a pioneer in T-cell immunotherapy leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with serious diseases including solid tumors, hematologic cancers and autoimmune disease. With our lead program receiving marketing authorization in Europe, Atara is the most advanced allogeneic T-cell immunotherapy company and intends to rapidly deliver off-the-shelf treatments to patients with high unmet medical need. Our platform leverages the unique biology of EBV T cells and has the capability to treat a wide range of EBV-associated diseases, or other serious diseases through incorporation of engineered CARs (chimeric antigen receptors) or TCRs (T-cell receptors). Atara is applying this one platform, which does not require TCR or HLA gene editing, to create a robust pipeline including: tab-cel for Epstein-Barr virus positive post-transplant lymphoproliferative disease (EBV+ PTLD) and other EBV-driven diseases; ATA188, a T-cell immunotherapy targeting EBV antigens as a potential treatment for multiple sclerosis; and multiple next-generation chimeric antigen receptor T-cell (CAR T) immunotherapies for both solid tumors and hematologic malignancies. Improving patients’ lives is our mission and we will never stop working to bring transformative therapies to those in need. Atara is headquartered in Southern California. For additional information about the company, please visit atarabio.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) dialogue with the FDA regarding a potential BLA submission for tab-cel; (2) tab-cel® clinical trials, and the occurrence, timing and outcome of Atara’s interactions and discussions with the FDA regarding a BLA submission for tab-cel ®; (3) the potential submission of a BLA for tab-cel®; (4) the potential benefits, safety and efficacy of ATA188; (5) the timing and progress of ATA188, including (i) data and analyses from ATA188 OLE study; (ii) ATA188 clinical trials, (iii) data and analyses from the EMBOLD study and the timing of when such data will be received and communicated; and (iv) Atara’s ability to successfully advance the development of ATA188; (6) the timing and progress of Atara’s CAR T programs, and the safety and efficacy of product candidates emerging from such programs, including ATA3219, a potential IND for ATA3219 and the timing thereof; (7) Atara’s cash runway; and (8) Pierre Fabre’s activities relating to the commercialization of Ebvallo™ in Europe and the timing thereof. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the ongoing COVID-19 pandemic and the war in Ukraine, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in Southern California and Denver and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission , including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$92,942	$106,084
Short-term investments	149,877	264,984
Restricted cash	146	194
Accounts receivable	40,221	986
Inventories	1,586	—
Other current assets	10,308	12,373
Total current assets	295,080	384,621
Property and equipment, net	6,300	53,780
Operating lease assets	68,022	26,159
Restricted cash - long-term	—	1,200
Other assets	7,018	2,367
Total assets	$376,420	$468,127

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,871	$17,368
Accrued compensation	17,659	25,150
Accrued research and development expenses	24,992	13,451
Deferred revenue	8,000	40,760
Other current liabilities	21,394	9,057
Total current liabilities	78,916	105,786
Deferred revenue - long-term	77,000	55,708
Operating lease liabilities - long-term	58,064	25,518
Liability related to the sale of future revenues - long-term	30,236	—
Other long-term liabilities	5,564	1,501
Total liabilities	249,780	188,513

Stockholders’ equity:
Common stock	10	9
Additional paid-in capital	1,821,721	1,744,695
Accumulated other comprehensive (loss) income	(2,067)	(368)
Accumulated deficit	(1,693,024)	(1,464,722)
Total stockholders’ equity	126,640	279,614
Total liabilities and stockholders’ equity	$376,420	$468,127

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
License and collaboration revenue	$221	$7,548	$63,573	$20,340
Operating expenses:
Research and development	62,515	79,134	272,533	282,001
General and administrative	13,245	21,817	71,553	78,801
Total operating expenses	75,760	100,951	344,086	360,802
Loss from operations	(75,539)	(93,403)	(280,513)	(340,462)
Other income (expense), net:
Gain on sale of ATOM Facility	—	—	50,237	—
Interest and other income, net	969	84	1,986	367
Total other income (expense), net	969	84	52,223	367
Loss before provision for income taxes	(74,570)	(93,319)	(228,290)	(340,095)
Provision for income taxes	2	30	12	46
Net loss	$(74,572)	$(93,349)	$(228,302)	$(340,141)
Other comprehensive (loss) gain:
Unrealized (loss) gain on available-for-sale securities	892	(392)	(1,699)	(664)
Comprehensive loss	$(73,680)	$(93,741)	$(230,001)	$(340,805)
Net loss per common share:
Basic and diluted net loss per common share	$(0.72)	$(0.96)	$(2.24)	(3.63)

Basic and diluted weighted-average shares outstanding	103,178	97,407	101,990	93,670

INVESTORS & MEDIA:

Investors

Eric Hyllengren

805-395-9669

ehyllengren@atarabio.com

Media

Alex Chapman

805-456-4772

achapman@atarabio.com